SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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SEGMENTZ, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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SEGMENTZ, INC.
429 Post Road
Buchanan, Michigan 49107

April   , 2006

Dear Fellow Stockholders:

On behalf of the Board of Directors of Segmentz, Inc. we invite you to join us at the Annual Meeting (the “Meeting”) of Stockholders, which will be held at The Boulevard Hotel, 521 Lake Boulevard, Saint Joseph, Michigan 49085 at 3:00 p.m. Eastern Standard Time (EST), on May 31, 2006.

At the Meeting, you will be asked to (i) elect six directors of the Company; (ii) ratify the appointment of Pender Newkirk & Company LLP, as independent auditors for the Company for the year ending December 31, 2006; (iii) approve and ratify an amendment to our Certificate of Incorporation and Bylaws creating three classes of Director (Class I, Class II and Class III) with staggered three year terms of appointment; (iv) approve and ratify an amendment to our Certificate of Incorporation changing our legal name from Segmentz, Inc. to Express-1 Expedited Solutions, Inc.; and (v) act upon such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

We hope that you will be able to attend the Meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Whether or not you plan to attend, we encourage you to complete, sign, date and return the enclosed proxy as promptly as possible in order that your shares are represented at the Meeting. We look forward to seeing you at the Meeting.

Sincerely,

Michael R. Welch
Director and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL 3 CLASSIFICATION OF OUR BOARD OF DIRECTORS
PROPOSAL 4 NAME CHANGE
PROPOSAL 5 OTHER MATTERS
STOCKHOLDER PROPOSALS
APPENDIX A
APPENDIX B
APPENDIX C

SEGMENTZ, INC.
429 Post Road
Buchanan, Michigan 49107
April   , 2006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 31, 2006

To the Stockholders of Segmentz, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (together with any adjournments or postponements thereof, the “Meeting”) of Segmentz, Inc., a Delaware corporation (the “Company”), will be held at The Boulevard Hotel, 521 Lake Boulevard, Saint Joseph, Michigan 49107, on May 31, 2006 at 3:00 p.m., EST, for the purpose of considering and voting upon the following matters:

(1) To elect a board of six directors;

(2) To ratify the appointment of Pender Newkirk & Company LLP as independent auditors for the Company for the year ending December 31, 2006;

(3) To approve and ratify an amendment to our Certificate of Incorporation and Bylaws creating three classes of Director (Class I, Class II and Class III) with staggered three year terms of appointment;

(4) To approve and ratify an amendment to our Certificate of Incorporation changing our legal name from Segmentz, Inc. to Express-1 Expedited Solutions, Inc.; and

(5) To Transact such other business as may properly come before the Meeting.

These items are more fully described in the accompanying Proxy Statement, which is hereby made a part of this Notice of the Meeting of Stockholders. The Board has fixed the close of business on April 28, 2006 as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting.

A copy of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 is enclosed. The Report is not a part of the proxy soliciting material enclosed with this Notice.

BY ORDER OF THE BOARD,

Michael R. Welch
Director and Chief Executive Officer

Buchanan, Michigan
April   , 2006

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage-prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

PROXY STATEMENT/ANNUAL MEETING OF STOCKHOLDERS OF

SEGMENTZ, INC.

April   , 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement (the “Proxy Statement”) and the accompanying form of proxy are being furnished to the Stockholders (the “Stockholders”) of Segmentz, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of the Company (the “Board”) from holders of its outstanding common stock (the “Common Stock”), for use at the Annual Meeting of Stockholders of the Company (together with any adjournments or postponements thereof, the “Meeting”) to be held at The Boulevard Hotel, 521 Lake Boulevard, Saint Joseph, Michigan 49085, on May 31, 2006 at 3:00 p.m. EST. This Proxy Statement, the accompanying form of proxy, and the Annual Report to Stockholders are expected to be mailed to Stockholders of the Company on or about May 1, 2006.

Solicitation

The expense of this solicitation will be borne by the Company. Solicitation will be primarily by use of the mails. Executive officers and other employees of the Company may solicit proxies, without additional compensation, personally and by telephone and other means of communication. The Company will also reimburse brokers and other persons holding Common Stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxies and proxy materials to beneficial owners.

Voting Rights and Outstanding Shares

Stockholders of record as of the close of business on April 24, 2006 (the “Record Date”) will be entitled to vote at the Meeting. Each share of outstanding Common Stock is entitled to one vote. As of the Record Date, there were [26,465,034] shares of Common Stock outstanding.

The presence at the Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock as of the Record Date will constitute a quorum for transacting business at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the Meeting. Broker non-votes occur when a broker nominee, holding shares in street name for the beneficial owner thereof, has not received voting instructions from the beneficial owner and does not have discretionary authority to vote.

The election of directors requires the plurality vote of the shares of Common Stock present in person or represented by proxy and voting, therefore abstentions, broker non-votes or the failure to either return a proxy or to attend the Meeting will have no affect on the election of directors. The ratification of Pender Newkirk & Company LLP as our independent auditors for the year ending December 31, 2006 requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting, therefore abstentions, broker non-votes or the failure to either return a proxy or to attend the Meeting will have no affect on the ratification of Pender Newkirk & Company LLP. The approval and ratification of an amendment to our Certificate of Incorporation and Bylaws authorizing the creation of three classes of director (Class I, Class II and Class III) with staggered three year terms of appointment, requires the affirmative vote of a majority of the shares of Common Stock issued and outstanding, therefore, abstentions, broker non-votes or the failure to either return a proxy or to attend the Meeting will have an adverse affect on the approval of the proposal. The approval and ratification of an amendment to our Certificate of Incorporation authorizing a change in our legal name from Segmentz, Inc. to Express-1 Expedited Solutions, Inc., requires the affirmative vote of a majority of the shares of Common Stock issued and outstanding, therefore, abstentions, broker non-votes or the failure to either return a proxy or to attend the Meeting will have an adverse affect on the approval of the proposal.

Revocability of Proxies

The shares of Common Stock represented by proxy will be voted as instructed if received in time for the Meeting. If no instructions are indicated, such shares will be voted in favor of (FOR) (i) each nominee for election as a director specified herein; (ii) the ratification of the appointment of Pender Newkirk & Company LLP, as independent auditors for the Company for the year ending December 31, 2006; (iii) the approval and ratification of an amendment to our Certificate of Incorporation and Bylaws thereby creating three classes of Director (Class I, Class II and Class III) with staggered three year terms of appointment; (iv) approval and ratification of an amendment to our Certificate of Incorporation authorizing a change in our legal name from Segmentz, Inc. to Express-1 Expedited Solutions, Inc.; and (v) in the discretion of the proxy holder as to any other matter that may properly come before the Meeting or any adjournment(s) or postponement(s) thereof. Any person signing and mailing the proxy may, nevertheless, revoke it at any time before it is exercised by written notice to the Company (Attention: Chief Financial Officer, 429 Post Road, Buchanan, Michigan 49107), or by attending in person and voting at the Meeting. Attendance at the Meeting, however, will not itself constitute the revocation of a proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

Six directors, are to be elected at the Meeting. The nominees of the Board are set forth below. All of the current members of the Board have been nominated to continue to serve as directors of the Company. In the event any nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the Board to fill the vacancy. If additional persons are nominated for election as directors, then the proxy holders intend to vote all proxies received by them for the nominees listed below unless instructed otherwise. As of the date of this Proxy Statement, the Company is not aware of any nominee who is unable or who will decline to serve as a director, if elected.

If all nominees are elected, and Proposal 3 regarding the classification of our Board is approved, Messrs. Jay N. Taylor and Michael R. Welch will be Class I directors, with their initial term expiring at the annual meeting in 2007; Messrs. Jim Martell and Calvin R. Whitehead will be Class II directors, with their initial terms expiring at our annual meeting in 2008; and Mrs. Jennifer Dorris and Mr. Mark Patterson will be Class III directors, with their initial terms expiring at our annual meeting in 2009. If all nominees are elected and Proposal 3 is not approved, each newly elected director will serve until the next Meeting of the Stockholders and until their successors have been elected and qualified.

Nominees for Election as Directors

Set forth below are the names, ages, positions and offices held and a brief description of the business experience during the past five years of each person nominated to serve as a director of the Company.

Non-Employee, Independent Directors

Jim Martell, age 51, is a Director of the Company and serves as the Chairman of the Board for the Company. Mr. Martell was initially appointed as a Director in January 2005, and has been classified as a Class II Director with an initial term to expire in conjunction with our annual meeting in 2008. Mr. Martell is the former Chief Executive Officer of SmartMail Services, a $200 million company and one of the United States’ leading flat-sized mail and parcel delivery companies in North America. SmartMail was sold to DHL Global Mail in May of 2004. Jim brings over 20 years of experience in transportation and logistics to Segmentz. As President and Chief Executive Officer of SmartMail since 1999, he guided the company toward reaching its strategic objectives of geographic growth and product expansion. Prior to joining SmartMail, Jim served as Chief Executive Officer for the Americas for Union-Transport Service, where his aggressive strategic direction in the areas of logistics, customer service and international operations resulted in a profitable corporate turnaround. A seasoned veteran in the package delivery market, Jim’s background also includes management experience at both Federal Express and United Parcel Service. Jim holds an International Master of Education (Med) from Brock University and a B.S. in Engineering from Michigan Technological University.

Jay N. Taylor, age 57, currently serves as a Director of the Company and serves as the Chairperson of the Compensation Committee. Mr. Taylor is the co-founding partner of Capital Resource Partners, Inc., an investment-banking firm focused on providing merger and acquisition services to the transportation and logistics industry. Mr. Taylor was initially appointed as a Director in March 2004, and has been classified as a Class I Director with an initial one-year term to expire in conjunction with our annual meeting, in 2007. From 1979 to 1987, Mr. Taylor was the Vice President of Schneider National, Inc. where he was responsible for marketing, planning and business development at the corporate level for the then $700 million revenue motor carrier. He then became the Senior Vice President for Tri-State Motor Transit, Inc. and acquired the same position at Country Wide Truck Service, Inc. In 1995, Mr. Taylor was founder and became the President and CEO for Ampace Corporation, which is an asset-based, publicly traded transportation company servicing Fortune 500 shippers. Mr. Taylor received his MBA from the University of Iowa in finance and his BS from Iowa State University, concentrating in transportation.

Calvin (“Pete”) R. Whitehead, age 58, currently serves as a Director of the Company and serves as the Chairperson of the Nominating Committee. Mr. Whitehead was initially appointed as a Director in January 2005, and has been classified as a Class II Director with an initial term to expire in conjunction with the annual meeting in 2008. Mr. Whitehead is a retired former President of Atlantic Automotive Components, a joint venture of Ford/Visteon and Venture Industries, in Benton Harbor Michigan. While serving as president from 1995 to 2003, Mr. Whitehead oversaw revenue growth from $18 million to over $90 million. From 1992 — 1995 Mr. Whitehead was the General Manufacturing Manager for Toledo Molding and Die and was responsible for 4 manufacturing plants and corporate quality. From 1967-1992 Mr. Whitehead held various management positions within Ford Motor Company, both in manufacturing and engineering in the U.S. and in Europe. Mr. Whitehead received his Bachelor of Science degree in Business Management from Virginia Polytechnic Institute.

Jennifer Dorris, age 39, currently serves as a Director of the Company, and serves as the Chairperson of the Audit Committee. Mrs. Dorris was initially appointed as a Director in April 2005, and has been classified as a Class III Director with an initial term to expire in conjunction with the annual meeting in 2009. Mrs. Dorris currently serves as the Chief Financial Officer of MR. Default, a loan recovery company, which she joined in 2006. Mrs. Dorris was formerly the Chief Financial Officer of Smartmail, LLC, where she was instrumental in Smartmail achieving its strategic goals by pursuing and attaining growth initiatives, building an exceptional financial team and, completing and integrating strategic acquisitions. Previous to this Mrs. Dorris was the Vice President and Controller for WebMD. Mrs. Dorris’ background also includes public accounting and she is a CPA licensed in Georgia since 1996. Mrs. Dorris holds a M.B.A. in Finance and a B.A. in accounting from Georgia State University.

Employee Directors

Mike Welch, age 43, joined Segmentz, Inc., in September of 2004 as President and was appointed a Director at that time. Mr. Welch was appointed CEO of the Company in June 2005. Mr. Welch has been classified as a Class I Director with an initial term to expire in conjunction with the annual meeting in 2007. Mr. Welch’s primary focus is on providing executive leadership and further expanding the Company’s footprint within the Expedite Market. Mr. Welch has been involved in the transportation industry for over twenty years with expertise in the expediting industry. In 1989 Mr. Welch co-founded Express-1, Inc., a Midwest based expedited carrier, which grew to a $30 million dollar company, and now serves as our principle operating company. Mr. Welch has a Bachelor of Science degree in Industrial Marketing from Western Michigan University.

Mark Patterson, age 43, joined Segmentz, Inc., in September 2005 as Chief Financial Officer and was appointed to the Board of Directors in February 2006. Mr. Patterson has been classified as a Class III director with an initial term to expire in conjunction with the annual meeting in 2009. Mr. Patterson’s primary focus is upon providing financial and executive leadership to the Company and overseeing its financial and public company affairs. Over the past 20 years, Mr. Patterson has held senior financial positions at several transportation, distribution and manufacturing companies. Most recently Mr. Patterson served as the Director of Corporate Reporting at SIRVA in 2005. Prior to that Mr. Patterson Served as the Controller and Director of Financial Planning and Analysis at CRST International, Inc. from 2003 to 2004. Mr. Patterson served as the Chief Financial Officer of Coastal Resources, Inc. from 2001 to 2003. Mr. Patterson served as the Chief Financial Officer of Schilli Transportation Services, Inc. from 1998 through 2001. Mr. Patterson held various financial positions within

U.S. Xpress Enterprises, Inc. from 1994 through 1998. Mr. Patterson received a Bachelor of Science degree in Business Administration with a Concentration in Accounting from the University of Tennessee.

There are no family relationships among any of the executive officers or directors of the Company. No arrangement or understanding exists between any executive officer and any other person pursuant to which any executive officer was selected as an executive officer of the Company. Executive officers of the Company are elected or appointed by the Board and hold office until their successors are elected or until their death, resignation or removal.

Director Attendance at Annual Meetings and Board Meetings

It is our policy that directors are invited and encouraged to attend our Annual Meetings. All directors attended our last Annual Meeting, and are expected to attend the Meeting this year.

During the year ended December 31, 2005, the Board met four times. All Board and committee members attended 75% or more of the meetings. The Board is currently comprised of Jim Martell, Mike Welch, Mark Patterson, Jay N. Taylor, Calvin R. Whitehead, and Jennifer Dorris.

The Audit Committee

The Board has established an audit committee (the “Audit Committee”). The Audit Committee is comprised of Jennifer Dorris, Jay N. Taylor and Calvin R. Whitehead, with Mrs. Dorris serving as its Chairperson. The members of the Audit Committee are independent as defined by the American Stock Exchange Listing Standards. During 2005, the Audit Committee met four times. All members of the Audit Committee attended 75% or more of the meetings. The Audit Committee convenes when deemed appropriate or necessary by its members.

The Company’s Board of Directors has adopted a written charter for the Audit Committee.

The primary functions of the Audit Committee are set forth in its charter and include: (i) selecting the independent auditors; (ii) reviewing the results and scope of the audit and other services provided by the Company’s independent auditors, and (iii) reviewing and evaluating the Company’s internal control functions. As an advisory function of the Audit Committee, members also participate in financings, review budgets prior to presentation to the Board of Directors and review budgets vs. actual reports. The members of the Audit Committee are independent as defined in Section 121(A) of the American Stock Exchange Listing Standards. The Chairperson of the Audit Committee, Mrs. Jennifer Dorris, serves as the Committee’s “Financial Expert,” as defined in Section (e)(2) of Item 401 of Regulation S-B.

The Audit Committee reports as follows:

(i) The Audit Committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2005 with the Company’s management;

(ii) The Audit Committee discussed with Pender Newkirk & Company LLP (“Pender Newkirk”) the Company’s independent auditors for the year ending December 31, 2005, the matters required to be discussed by Statement of Accounting Standards 61;

(iii) The Audit Committee received the written disclosures and the letter from Pender Newkirk required by Independent Standards Board Standard No. 1 Independence Discussions with Audit Committees and has discussed Pender Newkirk’s independence with representatives of Pender Newkirk; and

(iv) Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

By:	Jennifer Dorris
Jay N. Taylor
Calvin R. Whitehead

Direct Stockholder Communication with the Audit Committee

Anonymous and direct communication with the Chairperson of the Audit Committee is available on the Company’s website, www.express-1.com, under the caption, “Corporate Governance.”

The Compensation Committee

The Board’s compensation committee (the “Compensation Committee”) is currently comprised of Jay Taylor, Jim Martell and Calvin R. Whitehead, with Mr. Taylor serving as its Chairperson. The members of the Compensation Committee are independent as defined in Section 121(A) of the American Stock Exchange Listing Standards. During 2005, the Compensation Committee met four times. All members of the Compensation Committee attended at least 75% of the meetings. The Compensation Committee convenes when deemed appropriate or necessary by its members. The responsibilities of the Compensation Committee include the following:

•	Overseeing our compensation and benefit plans, including incentive compensation and equity-based plans;

•	Evaluating the compensation provided to our directors;

•	Conducting the annual evaluation by our Board of Directors of the Chief Executive Officer;

•	Evaluating the performance of all other executive officers; and

•	Setting the compensation level of our Chief Executive Officer and all of our other executive officers based on an evaluation of each executive’s performance in light of the goals and objectives of our executive compensation plans.

Compensation Committee Report on Executive Compensation

Compensation Governance

This report describes our executive compensation program and the basis on which the 2005 fiscal year compensation determinations were made by us for the executive officers of the Company, including our Chief Executive Officer and Chief Financial Officer. We establish all components of executive pay and recommend or report our decisions to the Board of Directors for approval.

Our duties include recommending to the Board of Directors the base salary levels for all executive officers as well as the design of awards in connection with all other elements of the executive pay program. We also evaluate executive performance and address other matters related to executive compensation.

Compensation Policy and Overall Objectives

In developing recommendations regarding the amount and composition of executive compensation, our goal is to provide a compensation package that will enable the Company to attract and retain highly qualified individuals for its executive positions. In addition, our objectives include rewarding outstanding performance and linking the interests of our executives to the interests of our stockholders. In determining actual compensation levels, we consider all elements of the program in total rather than any one element in isolation.

We believe that each element of the compensation program should target compensation levels at rates that take into account current market practices. Offering market-comparable pay opportunities allows us to maintain a stable, successful management team.

The key elements of our executive compensation are base salary, discretionary annual bonuses, long-term incentives, and various other benefits, including medical insurance, which are generally available to all employees of the Company. Each of these is addressed separately below.

Base Salaries

We regularly review each executive’s base salary. The base salary ranges of the Company’s executives are targeted to be in the range of the median base pay ranges of similarly positioned executives in the group of comparable companies selected for compensation comparison purposes.

Base salaries for executives are initially determined by evaluating executives’ levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Increases to base salaries are driven primarily by performance, which is evaluated based on sustained levels of contribution to the Company, and/or salary increases in the industry for similar companies with similar performance profiles.

Annual Bonuses

Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. The Company’s employment agreements with its Chief Executive Officer and Chief Financial Officer provide for the payment of an annual bonus to said individuals..

Long-Term Incentives

Our stock option program is designed to align the long-term interest of executives, certain middle managers and other key personnel to the long-term interests of our stockholders and therefore are typically granted upon commencement of employment. Stock options are granted at an option price not less than the fair market value of the Company’s Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates following the date the options are granted. Further, stock options are typically subject to a 36-month vesting period. The Committee awards stock options on the basis of individual performance and/or achievement of internal strategic objectives. This approach focuses executives on the creation of stockholder value over the long term and encourages equity ownership in the Company.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Conclusion

We believe that attracting and retaining management and employees of high caliber is essential to maintaining a high-performing organization that creates long-term value for its stockholders. We also believe that offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of officers and other key employees with those of stockholders. We believe that the Company’s 2005 fiscal year compensation program met these objectives.

By the Compensation Committee of the Board of Directors of Segmentz, Inc,

Jay Taylor
Jim Martell
Calvin (Pete) Whitehead

The Nominating Committee

In 2005, the Board established a nominating committee (the “Nominating Committee”), which is currently comprised of Calvin R. Whitehead, Jay Taylor and Jim Martell, with Mr. Whitehead serving as its Chairperson. The members of the Nominating Committee are independent as defined in Section 121(A) of the American Stock Exchange Listing Standards. During 2005, the Nominating Committee met four times. All members of the

Nominating Committee attended at least 75% of the meetings. The Nominating Committee convenes when deemed appropriate or necessary by its members. The Company has adopted a written Charter of the Nominating Committee. The Nominating Committee Charter is available on the Company’s website at www. express-1.com.

The Nominating Committee performs the following functions:

•	Recommending individuals qualified to serve as directors of the Company to the Board of Directors for the approval by a majority of the independent directors;

•	Recommending to the Board of Directors, directors to serve on committees of the Board of Directors;

•	Advising the Board of Directors with respect to matters relating to the composition, procedures and committees of the Board of Directors;

•	Developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and

•	Overseeing the evaluation of individual directors and the Board of Directors as a whole.

The Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of our common stock, including the number of shares owned and the length of time of ownership; and

•	The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board of Directors.

The stockholder recommendation and information described above must be addressed to our Chief Financial Officer at 429 Post Road, Buchanan, Michigan 49107, and must be received by our Chief Financial Officer not less than 120 days prior to the anniversary date of our most recent annual meeting of stockholders. If, however, we did not hold an annual meeting the previous year, or if the date of the annual meeting to which the recommendation applies has been changed by more than 30 days from the anniversary date of our most recent annual meeting of stockholders, then the recommendation and information must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first.

All director candidates recommended by the Nominating Committee must be consistent with the Board of Directors’ criteria for selecting directors. These criteria include the possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board of Directors’ ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board of Directors to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or AMEX listing requirement. In addition, the Nominating Committee examines, among other things, a candidate’s ability to make independent analytical inquiries, understanding of our business environment, potential conflicts of interest, independence from management and the Company, integrity and willingness to devote adequate time and effort to responsibilities associated with serving on the Board of Directors.

The Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board of Directors — for example, retirement as a senior executive of a public company. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board of Directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Stockholder Communication with the Board

The Board of Directors has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board of Directors (or the non-management directors as a group) or any committee of the Board of Directors by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Chief Financial Officer, 429 Post Road, Buchanan, Michigan 49107.

All communications received as set forth in the preceding paragraph will be opened by the office of our Chief Financial Officer for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, the Chief Financial Officer’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the correspondence or e-mail is addressed.

Executive Officers

All persons qualifying as executive officers have been included within the caption “Nominees for Election as Directors” set forth herein.

Beneficial Ownership of Management and Certain Beneficial Owners

The following table sets forth information known to us, as of March 31, 2006, relating to the beneficial ownership of shares of common stock by:

•	each person who is known by us to be the beneficial owner of more than 5% of the Company’s outstanding common stock;

•	each director;

•	each executive officer; and

•	all executive officers and directors as a group.

Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) or securities that can be acquired by him within 60 days, including upon the exercise of options, warrants or convertible securities. The Company determines a beneficial owner’s percentage ownership by assuming that options, warrants and convertible securities that are held by the beneficial owner, but not those held by any other person, and which are exercisable within 60 days, have been exercised or converted.

Except with respect to beneficial ownership of shares attributed to the named person, the following table does not give effect to the issuance of shares in the event outstanding common stock purchase warrants are exercised.

The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as being owned by them. Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of Segmentz, Inc., 429 Post Road. Buchanan, Michigan 49107.

	Amount and
	Nature of
	Beneficial	Percentage
Name/Address of Beneficial Owner	Ownership	of Class

Allan Marshall(1)	2,696,217	10%
Barron Partners, LP(2)	2,565,923	10%
Peter Lynch Foundation(3)	2,377,000	9%
Mike Welch(4)	2,004,857	8%
Mark Patterson(5)	125,000	*
Jim Martell(6)	350,000	1%
Jay Taylor(7)	300,000	1%
Calvin R. (Pete) Whitehead(8)	250,000	1%
Jennifer Dorris(9)	255,000	1%
Executive Officers and Directors (as a group of 6)	3,284,857	12%

*	Less than 1%

(1)	Allan Marshall was the Company’s founder and former CEO and director. Includes options for 100,000 shares of common stock at $1.25 to which Mr. Marshall has beneficial ownership.

(2)	Andrew Worden has investment and voting control over shares of common stock beneficially owned by Barron Partners, LP. Includes 1,150,000 shares underlying common stock purchase warrants exercisable at $1.00 per share, until September 22, 2008.

(3)	Peter Lynch has investment and voting control over the shares of common stock beneficially owned by the Peter Lynch Foundation. Includes 28,000 share underlying common stock purchase warrants exercisable at $2.20 per share until May 6, 2009.

(4)	Mike Welch is the Company’s CEO, President and a Director. Includes 1,844,857 shares underlying common stock purchase warrants exercisable from $0.57 to $1.75 per share and expiring at dates between June 15, 2006 and July 1, 2008.

(5)	Mark Patterson is the Company’s CFO and a Director. Includes 125,000 shares underlying common stock purchase warrants exercisable from $0.77 to $1.25 per share and expiring between August 2005 and February 2016.

(6)	Jim Martell is a Director of the Company and serves as it Chairman. Includes 350,000 shares underlying common stock purchase warrants exercisable from $0.74 to $1.25 per share expiring at dates between January 2010 and December 2015.

(7)	Jay Taylor is a Director of the Company. Includes 300,000 shares underlying common stock purchase warrants exercisable from $0.74 to $1.25 per share expiring at dates between January 2010 and December 2015.

(8)	Calvin R. (Pete) Whitehead is a Director of the Company. Includes 250,000 shares underlying common stock purchase warrants exercisable from $0.74 to $1.25 per share expiring at dates between January 2010 and December 2015.

(9)	Jennifer Dorris is a Director of the Company. Includes 250,000 shares underlying common stock purchase warrants exercisable from $0.74 to $1.25 per share expiring at dates between January 2010 and December 2015.

Employment Contracts

The Company entered into an employment agreement with Michael R. Welch, the Company’s Chief Executive Officer, on July 1, 2005, which terminates on July 1, 2008. The agreement shall be automatically extended for an additional one-year period after the initial term unless at least 30 days prior to the termination date either the Company or Mr. Welch give written notice to the other that the employment agreement will not be renewed. In addition to auto, cellular and other expense allowances, Mr. Welch’s starting base salary was $150,000 under the terms of the agreement, with provisions for annual increase in base salary of not less than $10,000 each year. Mr. Welch may also be eligible to receive an annual bonus based on the Company’s financial performance in the form of stock options and cash. The agreement also granted 100,000 options at a price of $0.57 per share, which vest over a three-year period. The new agreement replaces a previous employment agreement between the Company and Mr. Welch, entered into in August 2004.

In August 2005, the Company entered into an employment agreement with Mark Patterson, the Company’s Chief Financial Officer, which terminates July 2008. In addition to reasonable expense reimbursement, this agreement provides for a salary of $125,000 with annual increases in salary and bonuses at the discretion of the Board of Directors. The agreement also provided for 100,000 options at a price of $1.25 per share.

Executive Compensation

The following table sets forth a summary of the compensation paid for the three fiscal years ended December 31, 2005 to or for the benefit of the Company’s Chief Executive Officer and the Company’s four most highly compensated executive officers whose total annual salary and bonus compensation exceeded $100,000 (the “Named Executive Officers”).

				Long-Term
		Annual Compensation		Compensation Awards
				Restricted
				Stock	Number		All Other
Name and Principal Position		Salary	Bonus	Awards	of Options		Compensation

Allan J. Marshall(1)	2005	$86,505	30,000	—	—		$276,175	(4)
	2004	$200,000	—	—	100,000	(5)	$12,000
	2003	$150,000	—	—	—		$—
Michael R. Welch(2)	2005	$134,135	23,452	—	100,000	(6)	$32,338
Chief Executive Officer,	2004	$104,000	—	—	150,000	(7)	$3,000
President and Director		$—	—	—	—		$—
Mark Patterson(3)	2005	$28,846	—	—	100,000	(5)	$10,000
Chief Financial Officer and	2004	$—	—	—	—		$—
Director	2003	$—	—	—	—		$—

(1)	Allan J. Marshall was the Company’s founder and served as its Chief Executive Officer and Chairman of the Board until his resignation in 2005.

(2)	Michael R. Welch joined the Company as President and Director in September 2004. He was appointed Chief Executive Officer in June 2005.

(3)	Mark Patterson joined the Company in September 2005 as Chief Financial Officer. He was appointed to the Board as Director in February 2006.

(4)	Includes approximately $215,000 of Stock of an unaffiliated third party and $15,000 of office furniture and equipment awarded to Mr. Marshall as partial settlement in his severance agreement. Also includes approximately $57,175 of deferred compensation awarded to Mr. Marshall under the Company’s non-qualified deferred compensation program.

(5)	Options at a strike price of $1.25 per share.

(6)	Options at a strike price of $0.57 per share.

(7)	Options at a strike price of $1.45 per share.

Compensation of Non-Employee Directors

The Company’s Board appoints the executive officers to serve at the discretion of the Board. Directors who are also employees receive no compensation for serving on the Board. In 2005, the Company’s non-employee director compensation plan was modified. Each non-employee director was awarded a one-time grant of 100,000 options at the then current market price, with immediate vesting. New board members, at the time of their appointment, will be awarded a one-time grant of 100,000 options at the then current market price, with immediate vesting. Beginning with the first quarter of 2007, and at each anniversary thereafter, the Board will review the Company’s results and determine whether an additional award of stock options will be granted to the non-employee directors. Each non-employee director will receive (i) $2,000 per day for each board meeting attended; (ii) $500 for participation in a conference call; and (iii) reasonable reimbursement of expenses associated with attendance and participation at board meetings. The Chairperson of the Board of Directors will receive an annual fee of $10,000. The Chairperson of the Compensation Committee will receive an annual fee of $10,000. The Chairperson of the Audit Committee will receive an annual fee of $15,000. The Chairperson of the Nominating Committee will receive an annual fee of $5,000. Each of these fees to the Chairpersons of the aforementioned Committees, will be paid in four equal installments.

Option Grants in Last Fiscal Year

The following table sets forth information concerning the Company’s grant of options to purchase shares of the Company’s common stock and stock appreciation rights (“SARs”) during the fiscal year ended December 31, 2005, to the Company’s Chief Executive Officer and to each of the Company’s executive officers who earned more than $100,000 during the fiscal year ended December 31, 2005:

Percent of
		Number of	Total Options/
		Securities	SARs Granted
		Underlying	to Employees
		Options/SARs	in Fiscal		Expiration
Name/Position	Granted (#)	Year	($/Sh)		Date

Michael R. Welch, CEO, President and Director	100,000	—	12%	$0.57	7/1/2015
Mark Patterson, CFO and Director	100,000	—	12%	$1.25	8/15/2015

Option Exercises and Holdings

The following table contains information with respect to the exercise of options to purchase shares of common stock during the fiscal year ended December 31, 2005, of the Company’s Chief Executive Officer and to each of the Company’s executive officers who earned more than $100,000 during the fiscal year ended December 31, 2005:

	Value of Unexercised			Number of Securities
	In-The-Money	Shares		Underlying Unexercised
	Options/SARs at FY-End ($)	Acquired on	Value	Options/SARs FY-End (#)
Name/Position	Unexercised/Exercisable/(#)	Exercise (#)	Realized ($)	Exercisable/Unexercisable

Allan Marshall	$—	—	—	100,000/0
Michael R. Welch, CEO, President and Director	$11,000/1,833	—	—	883,533/911,324
Mark Patterson, CFO and Director	$—	—	—	11,111/88,889

Certain Relationships and Related Transactions

In August of 2004, the Company acquired Express-1, Inc. and agreed to purchase the building located at 429 Post Road, Buchanan, Michigan for $850,000 in cash or through the assumption of the current mortgage and cash. The Company also agreed to rent the building on a month-to-month basis, for monthly rental payments of ten thousand ($10,000) dollars on a triple net basis until the purchase is completed. For the year ended December 31, 2004 rent in the amount of approximately $50,000 was paid as rent for the building, to the former owners of Express-1. Mr. Michael Welch is the founder and a former owner along with other current Segmentz employees of

Express-1. Mr. Welch received a proportionate share of the rental income, based upon the partnership agreement with the other owners of Express-1.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information, as of December 31, 2005, with respect to the Company’s stock option plan under which common stock is authorized for issuance, as well as other compensatory options granted outside of the Company’s stock option plan.

Equity Compensation Plan Information

(c)
Number of Securities
	(a)		Remaining Available
	Number of Securities	(b)	for Future Issuance
	to be Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plan
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders	5,340,000	$1.53	$260,000

Performance Graph

The following graph presents a comparison for the five-year period ended December 31, 2005 of the performance of the Common Stock of the Company with the AMEX Market Value Index and the Nasdaq Trucking and Transportation Index:

COMPARISION OF 41 MONTH CUMULATIVE TOTAL RETURN*
AMONG SEGMENTZ, INC., THE AMES MARKET VALUE (U.S.) INDEX
AND THE NASDAQ TRUCKING & TRANSPORTATION INDEX

*	$100 invested on 7/26/02 in stock or on 6/30/02 in index-including reinvestment of dividends.
Fiscal year ending December 31.

	Cumulative Total Return
	7/02	12/02	12/03	12/04	12/05
SEGMENTZ, INC	100.00	137.50	172.50	187.50	85.00
AMEX MARKET VALUE (U.S.)	100.00	92.10	131.51	156.04	172.99
NASDAQ TRUCKING & TRANSPORTATION	100.00	92.87	133.44	179.12	187.28

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“SEC”) and any securities exchanges on which the equities of the Company trade, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company copies of all Section 16(a) reports they file.

Based solely on the Company’s review of copies of forms filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and written representations from certain reporting persons, the Company believes that during 2005 all reporting persons timely complied with all filing requirements applicable to them.

Board Recommendation

For the reasons outlined above, the Board recommends a vote FOR each nominee standing for election to the Board of Directors.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Pender Newkirk to serve as the Company’s independent accountants for the year ending December 31, 2006. Representatives of Pender Newkirk are expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions. Pender Newkirk served as the Company’s independent accountants for the year ended December 31, 2005.

Audit Fees

The aggregate fees billed for professional services rendered by Pender Newkirk for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $84,000 for the year ended December 31, 2005, and were $120,000 for the year ended December 31, 2004. The foregoing fees were incurred with respect to professional services that are normally provided by our auditors. In connection with statutory and regulatory filings or engagements, such services are rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services.

Audit-Related Fees

The Company did not incur any fees for professional services rendered by Pender Newkirk for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the caption “Audit Fees” above for the year ended December 31, 2005, or for the year ended December 31, 2004.

Tax Fees

The aggregate fees billed for professional services rendered by Pender Newkirk for tax compliance, tax advice, and tax planning were $25,500 for the year ended December 31, 2005, and were $24,000 for the year ended December 31, 2004. The foregoing fees were incurred with respect to professional services provided in connection with tax compliance, advice and planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, and mergers and acquisitions tax compliance.

All Other Fees

The Company did not incur any fees, in addition to those set forth above, for other services rendered by Pender Newkirk to the Company for the year ended December 31, 2005.

Miscellaneous

The Audit Committee reviews, and in its sole discretion pre-approves, our independent auditors’ annual engagement letter including proposed fees and all audit and non-audit services provided by the independent auditors. Accordingly, all services described under “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by our Audit Committee. The Audit Committee may not engage the independent auditors to perform the non-audit services proscribed by law or regulation. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee, and authority delegated in such manner must be reported at the next scheduled meeting of the Audit Committee.

Board Recommendation

The Board recommends that the Stockholders vote FOR the ratification of the appointment of Pender Newkirk as the Company’s independent accounts for the year ending December 31, 2006.

PROPOSAL 3

CLASSIFICATION OF OUR BOARD OF DIRECTORS

The Board of Directors has unanimously approved and recommends that the stockholders approve an amendment to the Company’s Certificate of Incorporation and Bylaws to provide for the classification of the Board into three classes of directors with staggered three year terms of office.

Description of Proposal

In accordance with the Certificate of Incorporation and Bylaws of the Company, the Board has established the number of directors as seven. Each director currently holds office for a one-year term until the succeeding annual meeting and thereafter until the director’s successor is elected and qualified. Delaware law permits corporations to have classified boards of directors.

The adoption of this Proposal 3 would divide the Board into three classes. If this proposal is approved, and each of the nominees to our Board set forth in Proposal 1 is elected, Messrs. Jay N. Taylor and Michael R. Welch will be Class I directors, with their initial term expiring at the annual meeting in 2007; Messrs. Jim Martell and Calvin R. Whitehead will be Class II directors, with their initial terms expiring at our annual meeting in 2008; and Mrs. Jennifer Dorris and Mr. Mark Patterson will be Class III directors, with their initial terms expiring at our annual meeting in 2009. Each director will hold office until his or her successor has been duly elected and qualified. At each annual meeting of stockholders after their initial election, each director elected to succeed a director whose term has expired will be elected for a tem of office to expire at the third succeeding annual meeting of stockholders after his or her election, with each director to hold office until his or her successor shall have been duly elected and qualified.

Advantages of a Classified Board

The Board believes that the staggered three-year term of a classified board, with its election of approximately one-third of the directors each year, will help to assure the continuity and stability of the Company’s long-term policies in the future, since a majority of the directors at any given time will have prior experience as directors of the Company. This permits more effective long-term strategic planning.

In addition, the Board believes that the proposal will assist it in protecting the interests of the Company’s stockholders in the event of an unsolicited offer for the Company. In such an event, without a classified board, the bidder could potentially exact undue leverage on the Board by positioning itself to replace a majority of the Directors at the following annual meeting of stockholders. The existence of a classified board will prevent the usage of any such tactics, and, in the opinion of the Board, encourage any such potential acquirer to negotiate directly with the Board in good faith. The Company is not aware of any attempted bids at this time.

Disadvantages of a Classified Board

Because of the additional time required to change control of the Board, a takeover bidder will have to work with the Board in good faith to remove impediments to its acquisition of the Company. Even if the takeover bidder were to acquire a majority of our outstanding voting stock, it will tend to discourage certain takeover bids, perhaps including some takeover bids that stockholders may believe would be in their best interests. The proposed classified board amendment will also make it more difficult for the stockholders to change the composition of the Board of Directors even if the stockholders believe such a change would be desirable.

Treatment of Vacancies on the Board

If the classification proposal is approved, and a vacancy in the Board arises thereafter, the then existing members of the Board will have the authority to appoint a replacement member to the vacant seat on the Board, to serve for the remainder of the former director’s term, which may, depending on the circumstances, extend beyond the next annual meeting of the stockholders.

Manner of Effecting the Amendment

Upon receipt of the approval of the stockholders, the Company will effect the classification of its Board through the filing of a Certificate of Amendment to the Certificate of Incorporation, in the form of the attached appendix A, with the State of Delaware. The Certificate of Amendment will become effective on the date of filing. Concurrently with the filing of the Certificate of Amendment the Company’s Bylaws will be amended to effectuate the classification of the Board in a manner consistent with the provisions of the Certificate of Amendment and this Proposal 3. The proposed amended Bylaw provisions are set forth in the attached Appendix B.

No Rights of Appraisal

Under applicable Delaware corporation law, our dissenting stockholders are not entitled to appraisal rights with respect to the Amendment, and we will not independently provide our stockholders with any such right.

Board Recommendation

For the reasons outlined above, the Board recommends a vote FOR the proposal to approve and ratify amendments to our Certificate of Incorporation and Bylaws creating three classes (Class I, Class II and Class III) of director each serving for three-year staggered terms.

PROPOSAL 4

NAME CHANGE

The Board of Directors has unanimously approved and recommends that the stockholders approve an amendment to the Company’s Certificate of Incorporation changing the Company’s name from Segmentz, Inc. to Express-1 Expedited Solutions, Inc.

Our management feels this name change is essential to more closely align our identity with the focus of our operations, the expedite transportation market in North America. The proposed new name will further strengthen the brand recognition of our primary brand, Express-1. This name change is the culmination of our successful restructuring efforts, through which we disposed of all our non-expedite companies and operations.

Manner of Effecting the Amendment

Upon receipt of the approval of the stockholders, the Company will effect the name change through the filing of a Certificate of Amendment to the Certificate of Incorporation, in the form of the attached appendix C, with the State of Delaware. The Certificate of Amendment will become effective on the date of filing. Thereafter we will take the necessary steps to change our trading symbol on the American Stock Exchange from “SZI” to “XPO.”

No Rights of Appraisal

Under applicable Delaware corporation Law, our dissenting stockholders are not entitled to appraisal rights with respect to this Proposal 4, and we will not independently provide our stockholders with any such right.

Board Recommendation

For the reasons outlined above, the Board recommends a vote FOR the proposal to approve and ratify an amendment to our Certificate of Incorporation changing our legal name to Express-1 Expedite Solutions, Inc.

PROPOSAL 5

OTHER MATTERS

The Board does not know of any other matters that may come before the Meeting. If any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS

Proposals of Stockholders intended to be presented at the Company’s 2007 Meeting of Stockholders must be received by the Company no later than January 1, 2007, in order to be included in the proxy statement and the proxy relating to that Annual Meeting.

Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Stockholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.

By Order of the Board,

Michael R. Welch
Director and Chief Executive Officer

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF SEGMENTZ, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned officer of Segmentz, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, certifies:

FIRST:  This Certificate of Amendment was authorized and approved by the Board of Directors on December 12, 2005, and by the holders of a majority of the Corporation’s issued and outstanding voting capital stock on May 31, 2006.

SECOND:  Article VII of the Certificate of Incorporation is deleted in its entirety and replaced with the following:

“ARTICLE VII

BOARD OF DIRECTORS

The Board of Directors of this Corporation shall consist of not more than nine directors nor less than four directors; provided, however, that, except as otherwise provided in this Article VII, the number of directors shall not be less than one or more than nine. The number of directors constituting the Board of Directors of this Corporation may be increased or decreased from time to time in the manner specified in the Bylaws. The directors shall be divided into three classes designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the number of directors constituting the entire Board of Directors. The term of office of the initial Class I directors will expire in 2007, the term of office of the initial Class II directors will expire in 2008 and the term of office of the initial Class III directors will expire in 2009. Initial class assignments shall be determined by the Board of Directors. At each annual meeting of stockholders, successors to the directors whose terms expired at that annual meeting shall be elected for a three-year term. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office. This Article VI may only be altered, amended or repealed, or a provision inconsistent herewith adopted, by the affirmative vote of stockholders holding at least 75% of the voting power of all shares entitled to vote.

The Board of Directors of the Corporation shall consist of at least one member and no more than nine members, each of whom shall be a natural person. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed by its Chief Financial Officer this          , 2006.

SEGMENTZ, INC.

Mark Patterson, Chief Financial Officer

A-1

APPENDIX B

If Proposal 3, the classification of our Board, is approved, Article II — Section 2, Article III — Section 2, and Article III — Section 5 of the Company’s Bylaws will be deleted and replaced with the following:

Article II

Section 2
Annual Meeting

An annual meeting of the stockholders will be held at such time as may be determined by the Board of Directors, at which meeting the stockholders will elect Directors as set forth in the Certificate of Incorporation and these Bylaws, and transact such other business as may properly be brought before the meeting.

Article III

Section 2
Qualification; Election; Term

None of the Directors need to be a stockholder of the Corporation or a resident of the State of Delaware. The Directors shall be divided into three classes designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the number of Directors constituting the entire Board of Directors. The term of office of the initial Class I Directors will expire in 2007, the term of office of the initial Class II Directors will expire in 2008 and the term of office of the initial Class III Directors will expire in 2009. At each annual meeting of stockholders, successors to the Directors whose terms expired at that annual meeting shall be elected for a three-year term. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to such Director’s prior death, resignation, retirement, disqualification or removal from office. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of Directors at any annual or special meeting of stockholders.

Article III

Section 5
Vacancies

If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain, as nearly as possible, an equal number of Directors in each class. In the event an increase or decrease makes it impossible to maintain an equal number of Directors in each class, increases shall be allocated to the class or classes with the longest remaining term, and decreases shall be allocated to the class with the shortest remaining term. Any Director elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no event will a decrease in the number of Directors result in the elimination of an entire class of Directors, cause any class to contain a number of Directors two or more greater than any other class, or shorten the term of any incumbent Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor. Any vacancy on the Board of Directors, whether resulting from an increase in the number of Directors or otherwise, shall be filled by the affirmative vote of a majority of the Directors then holding office, even if less than a quorum, or by a sole remaining director.

B-1

APPENDIX C

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
SEGMENTZ, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned officer of Segmentz, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, certifies:

FIRST:  This Certificate of Amendment was authorized and approved by the Board of Directors on February 28, 2006, and by the holders of a majority of the Corporation’s issued and outstanding voting capital stock on May 31, 2006.

SECOND:  Article I of the Certificate of Incorporation is deleted in its entirety and replaced with the following:

“ARTICLE I

CORPORATE NAME

The name of this Corporation shall be: EXPRESS-1 EXPEDITED SOLUTIONS, INC. ”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed by its Chief Financial Officer this          , 2006.

SEGMENTZ, INC.

Mark Patterson, Chief Financial Officer

C-1

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SEGMENTZ, INC.
     The undersigned holder of shares of Common Stock of SEGMENTZ, INC., a Delaware corporation (the “Company”), hereby appoints Michael Welch and Mark Patterson, and each of them, with full power of substitution, the proxies and attorneys of the undersigned, to vote as specified hereon at the Annual Meeting of Stockholders (the “Meeting”) of the Company to be held at The Boulevard Hotel, 521 Lake Boulevard, Saint Joseph, Michigan 49107, on May 31, 2006 at 3:00 p.m., local time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy on the reverse side hereof) that the undersigned would have if personally present at the Meeting, to act in the undersigned’s discretion upon any other matter or matters that may properly be brought before the Meeting and to appear and vote all the shares of Common Stock of the Company that the undersigned may be entitled to vote. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and Annual Report on Form 10-KSB for the year ended December 31, 2005, and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Meeting.

               This proxy may be revoked at any time prior to the voting thereof.
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL
               The Board of Directors recommends a vote FOR the following proposals:
     1. To elect the six nominees listed below to the Board of Directors of the Company.
     ☐     FOR all nominees (except as marked below)  ☐     WITHHOLD AUTHORITY to vote for all nominees
NOMINEES: Jim Martell, Mike Welch, Mark Patterson, Jay N. Taylor, Calvin R. Whitehead, and Jennifer Dorris.
INSTRUCTIONS: To withhold authority to vote for any nominee, enter the name of such nominee in the following space:                                                                                                                         .
2.	To ratify the Company’s selection of Pender Newkirk & Company LLP as independent auditors for the year ending December 31, 2006.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	To approve and ratify an amendment to our Certificate of Incorporation and Bylaws to provide for the classification of our Board into three classes serving staggered three year terms.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	To approve and ratify an amendment to our Certificate of Incorporation changing our name to Express-1 Expedited Solutions, Inc.

☐ FOR ☐ AGAINST ☐ ABSTAIN

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR THE PROPOSALS ABOVE.

Dated: , 2006

Signature

Signature (if jointly held)

Please date and sign as name appears hereon. When signing as Executor, Administrator, Trustee, Guardian or Attorney, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized corporate officer. If a partnership, please sign in partnership name by authorized person. Joint owners should each sign.